Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 of Broadcast International, Inc. of our report dated March 31, 2010, relating to our audits of the consolidated financial statements for the years ended December 31, 2009 and 2008, which are included in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ HJ & Associates LLC

HJ & Associates, LLCSalt Lake City, Utah

February 17, 2011